EXHIBIT 13.1

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Grupo Aeroportuario del Centro Norte, S.A.B. de C.V. (the “Company”), does hereby certify to such officer’s knowledge that:

The annual report on Form 20-F for the year ended December 31, 2007 (the “Form 20-F”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 11, 2008	/s/ Rubén Gerardo López Barrera
Name: Rubén Gerardo López Barrera
Title: Chief Executive Officer

Dated: June 11, 2008
/s/ Víctor Humberto Bravo Martín
Name: Víctor Humberto Bravo Martín
Title: Chief Financial Officer